Exhibit 10.4

AMENDMENT TO GUARANTY FEE AGREEMENT

This Amendment (this “Amendment”), dated as of June 14, 2018, to that certain Guaranty Fee Agreement, dated as of June 1, 2017 (the “Agreement”), is entered into by and among each of Determine, Inc., a Delaware corporation (the “Company”), and the Guarantors. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

RECITALS

A.     The Company is seeking to amend the Credit Agreement to extend the term of the Credit Agreement, which extension would automatically extend the termination date of the Guaranties pursuant thereto.

B.     Pursuant to the Agreement, if the Additional Maturity Extension (as defined in the Guaranties) occurs, the Company is obligated to issue to the Guarantors the Additional Extension Payment Shares.

C.     The Company and the Guarantors desire to amend the Agreement to change the form and timing of the payment to the Guarantors by the Company in connection with the extension of the Maturity Date (as defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Company and the Guarantors hereby agree as follows:

1.     Amendment of Additional Extension Fee. Section 1(b) of the Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“Additional Extension Fee. If the Maturity Date (as defined in the Credit Agreement) is extended to July 31, 2019, the Company shall cause to be paid to the Guarantors (i) a commitment fee equal to $168,750 in the aggregate (the “Additional Guaranty Amount”) and (ii) a monthly fee that shall accrue each calendar month during the term of the Guaranty equal to ten percent (10%) of the Additional Guaranty Amount divided by twelve (12) (the “Additional Monthly Fee”). The Guarantors shall be paid the percentage of the Additional Guaranty Amount and the Additional Monthly Fees as set forth on Exhibit A hereto. If payable, the Additional Guaranty Amount and the then accrued Additional Monthly Fee shall be payable in cash by the Company to the Guarantors in accordance herewith upon the termination or expiration of the Guaranties.”

2.     Deletion of Adjustment Provision. Section 1(c) of the Agreement is hereby amended by deleting such section in its entirety.

3.     Amendment to Section 2(a). Section 2(a) of the Agreement is hereby amended to delete the reference to “and the Additional Extension Payment Shares”.

4.     Amendment to Section 2(c). Section 2(c) of the Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“Purchase Entirely for Own Account. The Payment Shares to be received by such Guarantor hereunder will be acquired for such Guarantor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act 1933, as amended (the “1933 Act”), and such Guarantor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Guarantor’s right at all times to sell or otherwise dispose of all or any part of such Payment Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Guarantor to hold the Payment Shares for any period of time. Neither such Guarantor nor any affiliate of such Guarantor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered.”

5.     Amendment to Sections 2(d) and 2(e). Sections 2(d) and 2(e) of the Agreement are both hereby amended to delete the reference to “and Additional Extension Payment Shares (if received)”, respectively.

6.     Amendment to Section 2(f). Section 2(f) of the Agreement is hereby amended to delete the references to (i) “and Additional Extension Payment Shares (if received)” and (ii) “or Additional Extension Payment Shares (if received)”.

7.     Amendment to Section 3(a). Section 3(a) of the Agreement is hereby amended by deleting the reference to “Additional Extension Payment Shares” therein and replacing “Additional Guaranty Amount and the Additional Monthly Fee” therefor.

8.     Amendment to Section 3(e). Section 3(e) of the Agreement is hereby amended by adding “, as amended from time to time,” after “This Agreement” and before “shall constitute the full and entire”.

9.     Amendment to Exhibit A. Exhibit A of the Agreement is hereby amended by deleting such exhibit in its entirety and replacing Exhibit A attached hereto therefor.

10.     Miscellaneous.

a.     Cessation as Guarantor. Mr. Miller, and his estate, shall cease to be a Guarantor effective immediately upon the execution of this Amendment by the parties hereto.

b.     Effectiveness. This Amendment is hereby ratified and confirmed in all respects and such Agreement remains in full force and effect pursuant to the terms thereof, except as otherwise modified herein.

c.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

d.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws of any jurisdiction).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“Company”

DETERMINE, INC.

By: /s/ John K. Nolan

Name: John K. Nolan

Its: Chief Financial Officer

“Guarantors”

LLOYD I. MILLER, III (DECEASED)

By: /s/ Neil S. Subin

Name: Neil S. Subin

Its:  Executor of the Estate of Lloyd I. Miller, III

MILFAM II L.P.

By: MILFAM LLC

Its: General Partner

By: /s/ Neil S. Subin

Name: Neil S. Subin

Its:  Manager

ALIMCO FINANCIAL CORPORATION f/k/a

ALLIANCE SEMICONDUCTOR CORPORATION

By: /s/ Alan B. Howe

Name:  Alan B. Howe

Its: CEO

EXHIBIT A

PAYMENT SHARES ALLOCATION

Guarantor	Number of Payment Shares
Lloyd I. Miller, III	8,334
MILFAM II L.P.	8,334
Alimco Financial Corporation f/k/a Alliance Semiconductor Corporation	33,333
Totals:	50,000

ADDITIONAL GUARANTY AMOUNT AND ADDITIONAL MONTHLY FEE PERCENTAGE

Guarantor	Percentage
MILFAM II L.P.	33.33%
Alimco Financial Corporation f/k/a Alliance Semiconductor Corporation	66.67%